                                                                   EXHIBIT 99.2


                            [WESTERNBANK LETTERHEAD]





                                 April 23, 1999



U.S. Securities and Exchange Commission
Division of Corporate Finance
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

    On behalf of W Holding Company, Inc. and Westernbank Puerto Rico, we make the following representations in connection with the accompanying Registration Statement on Form S-4 of W Holding Company, Inc. These representations are made in accordance with Section F of Staff Accounting Bulletin Topic 1.

            There are no anticipated changes in the stockholders' relative equity ownership interest in the underlying bank assets, except for redemption of no more than a nominal number of shares, if any, of Westernbank held by unaffiliated persons who dissent;

            No borrowings are anticipated to be incurred for such purposes as organizing the holding company, to pay nonaffiliated persons who dissent, or to meet minimum capital requirements;

            There will be no new classes of stock authorized other than those corresponding to the authorized stock of Westernbank immediately prior to the reorganization;

            There are no plans or arrangements to issue any additional shares to acquire any business other than Westernbank; and,

U.S. Securities and Exchange Commission
April 23, 1999
Page 2

            There has been no material adverse change in the financial condition of Westernbank since December 31, 1998, the latest fiscal year for which audited financial statements are included in Westernbank's annual report to stockholders.





/s/ Frank C. Stipes                             /s/ Freddy Maldonado
-----------------------------------------       --------------------
Frank C. Stipes                                 Freddy Maldonado
Chairman of the Board,                          Chief Financial Officer,
Chief Executive Officer and                     Vice President of Finance and
President of Westernbank Puerto Rico            Investment of Westernbank
and W Holding Company, Inc.                     Puerto Rico and W Holding
                                                Company, Inc.